EXHIBIT 21




                             FEDERAL SIGNAL CORPORATION
                           Subsidiaries of the Registrant


The following table sets forth information concerning significant subsidiaries of the Registrant.



                                                            Jurisdiction
                                                              in which
                   Name                                       Organized
      ----------------------------------------              ------------
      Aplicaciones Tecnologicas VAMA S.L.                   Spain
      Bassett Rotary Tool Company                           Indiana
      Dayton Progress Canada, Ltd.                          Ontario, Canada
      Dayton Progress Corporation                           Ohio
      Dayton Progress International Corporation             Ohio
      Dayton Progress (U.K.), Ltd.                          United Kingdom
      Dico Corporation                                      Michigan
      Elgin Sweeper Company                                 Delaware
      Emergency One, Inc.                                   Delaware
      Federal APD, Inc.                                     Michigan
      Federal Signal Credit Corporation                     Delaware
      Federal Signal International (FSC), Ltd.              Jamaica, W.I.
      Guzzler Manufacturing, Inc.                           Alabama
      Jamestown Punch and Tooling, Inc.                     New York
      Justrite Manufacturing Company, L.L.C.                Delaware
      Manchester Tool Company                               Delaware
      Nippon Dayton Progress K.K.                           Japan
      Ravo International (Van Raaij Holdings BV
       and its subsidiaries)                                Netherlands
      Schneider Stanznormalien GmbH                         Germany
      Superior Emergency Vehicles, Ltd.                     Alberta, Canada
      Vactor Manufacturing, Inc.                            Illinois